UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 5, 2024

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)
0-6996	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Ave, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1251

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, No Par Value	ESCA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                   ☐

Item 8.01 – Other Items

The Audit Committee of the Board of Directors (the “Audit Committee”) of Escalade, Incorporated (the “Company”), after discussion with management of the Company and FORVIS, LLP (“FORVIS”), the Company’s independent registered accounting firm, has identified material weaknesses in the Company’s internal controls over financial reporting concerning (i) information technology general controls, (ii) controls over the year-end closing process, (iii) documentation and design controls related to financial statement accounts and assertions, and (iv) the monitoring of the Company’s internal control framework. The Company expects to report on these material weaknesses in greater detail in the Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”). Management does not expect that these material weaknesses will impact FORVIS’ ability to issue an unqualified opinion on the consolidated financial statements to be included in the 2023 10-K.

The Audit Committee further has concluded, after discussion with management and FORVIS, that the Company’s internal controls over financial reporting also were not effective as of December 31, 2022, March 31, 2023, June 30, 2023, or September 30, 2023. Although management does not believe that these material weaknesses impact the Company's consolidated financial statements presented in the Form 10-K for the year ended December 31, 2022 (the “2022 10-K”) or in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, or September 30, 2023, the Company is undergoing remedial testing to determine whether there has been any material impact.

The Company intends to file an amended Annual Report on Form 10-K/A for the year ended December 31, 2022 to state that the Company’s internal controls over financial reporting were not effective as of December 31, 2022, along with any other material issues revealed by the remedial testing in process by the Company. The Company also plans to file amended Quarterly Reports on Form 10-Q/A for the periods ended March 31, 2023, June 30, 2023, and September 30, 2023, in each case, to state that the Company’s internal controls and procedures were not effective. The opinion of FORVIS on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022 will also be reissued to state that the Company’s internal control over financial reporting was not effective.

The Company and the Audit Committee are committed to maintaining a strong internal control environment and are currently evaluating additional remediation efforts that will be designed and implemented to enhance the Company’s control environment. The identified material weaknesses in internal controls and procedures will only be considered remediated when the relevant controls have operated effectively for a sufficient period of time for management to conclude that they have been remediated.

Forward-looking statements

This filing contains “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions that could cause actual results to differ materially from historical results and those presently anticipated or projected. Forward-looking statements generally are accompanied by words such as “may,” “will,” “anticipate,” “intend,” “expect” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. You should not place undue reliance on forward-looking statements because such forward-looking statements involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the impact of management’s conclusion, in consultation with the Audit Committee, that material weaknesses existed in the Company’s internal control procedures over financial reporting; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment; the potential identification of one or more additional material weaknesses in the Company’s internal control of which the Company is not currently aware or that have not yet been detected; the potential identification of one or more material weaknesses in the Company’s consolidated financial statements of which the Company is not currently aware or that have not yet been detected; and those described more fully in the Company’s periodic filings with the SEC. Forward-looking statements contained in this report are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Date: March 8, 2024	ESCALADE, INCORPORATED

	By:	/s/ Stephen R. Wawrin

Vice President Finance, Chief Financial Officer and Secretary

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